Exhibit 5
April 28, 1995





Airborne Freight Corporation
3101 Western Avenue
Seattle, Washington 98111

Re:  1,950,000 Shares of Common Stock ($1.00 par value) of
       Airborne Freight Corporation ("Airborne")

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 1,950,000 shares of Common Stock, $1.00 par value (the "Shares"), which may be issued pursuant to the exercise of options and stock appreciation rights ("SARs") granted or to be granted under the 1994 Airborne Key Employee Stock Option and Stock Appreciation Rights Plan (the "Plan"). We have examined the Registration Statement and such other documents and records as we have deemed relevant and necessary for the purpose of this opinion.

     Based upon and subject to the foregoing, we are of the opinion that the Shares that will be issued pursuant to the Plan will, upon due execution by Airborne and the registration by its registrars of the Shares and issuance thereof by Airborne and receipt by Airborne of any consideration required therefor under the terms of the Plan, be validly issued, fully paid and nonassessable.

     We note that a member of our firm is an Assistant Secretary of the Company, that certain other members of our firm serve as officers and/or directors of certain of the Company's subsidiaries, and that, as of April 1, 1995, certain members of our firm were the beneficial owners of an aggregate of approximately 12,000 shares of the Common Stock of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                              Very truly yours,

                              RIDDELL, WILLIAMS, BULLITT & WALKINSHAW



                              By:   /s/Frank C. Woodruff
                              -----------------------------
                              Frank C. Woodruff